EXHIBIT 10.19

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”) dated as of July 21, 2006, is by and among WYNDCREST DD HOLDINGS, INC., a Delaware corporation (the "Company"), FALCON MEZZANINE PARTNERS II, LP, a Delaware limited partnership ("Falcon"), and WYNDCREST DD INVESTMENT HOLDINGS, LLC, MICHAEL BAY, DAN MARINO, CARL STORK, JONATHAN TEAFORD and JOHN C. TEXTOR (each, an "Investor", and together the "Investors"). Falcon, the Investors, and their respective Permitted Transferees (as defined below) are each referred to herein as a "Stockholder" and together as the "Stockholders". Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1 hereof.

WHEREAS, Falcon has purchased (i) shares of the Convertible Preferred Stock and (ii) Warrants, in each case, pursuant to a Purchase Agreement, dated as of the date hereof, by and among the Company, Falcon, Digital Domain, Inc., a Delaware corporation (“DDI”), and certain other parties (as amended, restated or modified from time to time, the "Falcon Purchase Agreement");

WHEREAS, the Investors have purchased shares of Common Stock prior to the date hereof; and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composi-tion of the board of directors of the Company (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following respective meanings:

"Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

"Approved Sale" means a Sale of the Company approved by a majority of the Board, and by the holders of a majority of the shares of Common Stock and Convertible Preferred Stock then outstanding, voting together as a single class, pursuant to which all holders of Stockholder Shares are to receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are to be given an option as to the form and amount of consideration to be received, all holders are given the same option; provided that the purchase price per share of Common Stock (or, with respect to an asset sale, the amount received per share of Common Stock by such holders upon a subsequent liquidation) in such transaction shall be not less than 1.25x the Conversion Price (as defined in the Certificate of Designations) of the Convertible Preferred Stock then in effect.

“Certificate of Designations” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, and Qualifications, Limitations and Restrictions Thereof relating to the Convertible Preferred Stock, as in effect on the date hereof.

“Closing Date” has the meaning ascribed thereto in the Falcon Purchase Agreement.

"Common Stock" means (i) the Company's Common Stock, par value $.0001 per share, (ii) any other class of common stock of the Company, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) and (ii) above, whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

"Common Stock Deemed Outstanding" means, as of any date of determination, the number of shares of Common Stock, determined on a fully diluted basis after giving effect to all outstanding securities convertible or exercisable into or exchangeable for Common Stock (collectively, "Common Stock Equivalents"), and any options, warrants, convertible securities, and other rights to acquire Common Stock or Common Stock Equivalents, then outstanding.

"Convertible Preferred Stock" means the Company's 8.0% Senior Cumulative Convertible Preferred Stock, par value $.0001 per share, and any other securities issued in exchange, substitution or replacement therefor.

"Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means fair market value, as determined by an independent appraiser, accountant or investment bank knowledgeable in the Company’s field of business (the "Appraiser") acceptable to the Board (acting reasonably and without unreasonable delay). The Appraiser's determination of fair market value will be conclusive and binding for purposes of Section 4(c) this Agreement. The Company will bear the costs of the Appraiser.

"Falcon Securities" means the Stockholder Shares held by Falcon and its Permitted Transferees.

"Family Group" means, with respect to any natural Person, (i) such Person’s spouse, former spouse and descendants (whether natural or adopted), parents and their descendants, descendants of such Person’s brothers and sisters and any spouse of the foregoing individuals and (ii) any trust solely for the benefit of any of the individuals listed in clause (i) above.

“GAAP” means United States generally accepted accounting principles.

"Independent Third Party" means any Person who, immediately prior to the contemplated transaction, (A) does not own in excess of 5% of the Common Stock Deemed Outstanding, (B) is not an Affiliate of any such 5% owner of the Common Stock Deemed Outstanding and (C) is not a member of the Family Group of any such 5% owner of the Common Stock Deemed Outstanding..

"Interested Party" means each Person who, as a result of an Involuntary Transfer, holds an interest in any Stockholder Shares previously owned by a Stockholder.

"Involuntary Transfer" means (a) any Transfer of Stockholder Shares owned by a Stockholder that results from (i) the attachment, sequestration, garnishment, foreclosure or other similar involuntary transfer resulting from a bankruptcy or similar proceeding affecting such Stockholder, or (ii) the death or involuntary dissolution of such Stockholder, or (b) a Marital Relationship Transfer, other than any Transfer of Stockholder Shares by an employee of the Company or any of its Subsidiaries (or such employee’s heirs, devisees, legatees, estate or representatives) to the Company upon the death of such employee (an “Involuntary Transfer to Company”).

"Marital Relationship Transfer" means the transfer of any Stockholder Shares (or interest therein) pursuant to a divorce, legal separation or similar proceeding to which the Stockholder owning such Stockholder Shares is a party, or a failure of the Stockholder to succeed to his or her deceased spouse's interest (if any) in any Stockholder Shares.

"Other Stockholders" means, with respect to a Stockholder, all Stockholders other than such Stockholder.

"Permitted Transferees" has the meaning set forth in Section 4(d).

"Person" means an individual, a partnership, a corpora-tion, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

"Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A (if such rule is available) under the Securities Act (or any similar rule or rules then in effect).

"Qualified Public Offering" means the first underwritten public offering by the Company of the Common Stock after the date hereof pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, which public offering shall raise gross proceeds to the Company of at least $25,000,000.

"Sale of the Company" means the sale of the Company, including in one or more series of related transactions, to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) equity securities of the Company constituting a majority of the common equity of the Company (whether by merger, consolida-tion, sale or transfer of any or all of the Company’s outstanding capital stock) or (ii) all or substantially all of the Company’s assets determined on a consoli-dated basis.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

“Shares” means shares of capital stock of any class of the Company, whether common or preferred, voting or nonvoting, issued or unissued, or now authorized or authorized in the future, whether or not issued or issuable upon the exercise of options, warrants or similar rights. For purposes of this Agreement, other than Section 4(a) hereof, options, warrants and other convertible securities will be considered to be of the same class as the underlying security into which such option, warrant or convertible security may be exercised or converted.

“Significant Subsidiary” means DDI and any Subsidiary of DDI, other than Senbazuru Productions for so long as it engages in no material activities and acquires no material assets except as in effect on the Closing Date, that shall at any time have assets with a fair market value in excess of $50,000 or revenue in excess of $50,000 in any twelve month period.

"Stockholder Shares" means (i) any Common Stock or Common Stock Equivalents issued to or acquired by the Stockholders, whether prior to, on or after the date hereof, and (ii) any equity securi-ties issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connec-tion with a combination of shares, recapitaliza-tion, merger, consolidation or other reorgan-ization. As to any particular securities constituting Stock-holder Shares, such securities will cease to be Stockholder Shares when they have been sold in a Public Sale.

"Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing member, managing director or general partner of such partnership, limited liability company, association or other business entity.

"Transaction Documents" means the following documents, both of which are dated as of the date hereof, as amended from time to time: this Agreement and the Falcon Purchase Agreement.

"Transfer" means any sale, transfer, assignment, pledge, hypothecation or other disposition.

“Warrants” means the warrants to purchase shares of Common Stock issued to Falcon on the date hereof pursuant to the Falcon Purchase Agreement.

2. Board of Directors.

(a) Until the provisions of this Section 2 cease to be effective pursuant to Section 2(h), each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control or which are beneficially owned by such Stockholder, and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stock-holder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

(i)	the Board shall be comprised of seven (7) directors;

(ii)	the following persons will be elected to the Board:

(A)
the holders of the majority of Stockholder Shares held by the Investors will designate six (6) directors, which designees shall initially be John C. Textor, Michael Bay, Carl Stork, and three (3) persons to be designated by such holders after the date hereof; and,

(B)	the holders of the majority of the Falcon Securities will designate one (1) director, which designee shall initially be Rafael A. Fogel (the “Falcon Director”);

(iii) any director shall be removed from the Board (with or without cause) at the written request of the Stockholder or Stockholders having the right to designate such director hereunder, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote or consent of the relevant Stock-holder(s)); provided, that the holders of a majority of the Stockholder Shares may remove any director for cause, but a replacement director may only be designated by the Stockholder(s) having the right to designate such director hereunder; and

(iv) in the event that any representative member of the Board desig-nated hereunder for any reason ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Stockholder(s) having the right to designate the director who ceases to serve.

(b) Any committee established by the Board shall consist of no more than four (4) members, one of whom shall be the Falcon Director. All actions of each committee of the Board shall require the affirmative vote of a majority of the members of such committee. The composition of the board of directors of each Significant Subsidiary and each committee thereof shall, where the appropriate Persons are willing to serve, be identical to the composition of the Board and each corresponding committee thereof; provided that no member of the Board shall be required to serve as a director or committee member of any such Significant Subsidiary.

(c) The Company agrees to, and shall cause each Significant Subsidiary to, obtain, or be an insured party pursuant to and beneficiary pursuant to, a general liability insurance policy and a directors’ and officers’ liability insurance policy, in each such case on terms and conditions that are mutually reasonably acceptable to the members of the board of directors of such Person. The Company agrees to, and shall cause each Significant Subsidiary to, maintain such policies (or policies containing similar terms and conditions) in full force and effect at all times. The Company’s and each such Significant Subsidiary’s certificate of incorporation, bylaws and other organizational documents shall provide (i) for elimination of the liability of directors to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of, respectively, the Company and each such Significant Subsidiary, to the maximum extent permitted by law.

(d) The Company shall, and shall cause each Significant Subsidiary to, pay the reasonable out-of-pocket expenses incurred by each director in connection with attend-ing the meetings of its respective board of directors or any committee thereof of which he is a member.

(e) [reserved].

(f) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of a Person to such directorship shall be accomplished in accordance with the Company's or any Significant Subsidiary’s (as applicable) certificate of incorporation and bylaws and applicable law (provided that such party may subsequently remove and replace such Person in accordance with the terms of this Section 2). In the event that any provision of the Company's or any Significant Subsidiary’s (as applicable) bylaws or certificate of incorporation is inconsistent with any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's or such Significant Subsidiary’s (as applicable) bylaws or certificate of incorporation to remedy such inconsistency.

(g) Special Voting Requirements. Notwithstanding anything to the contrary in the Certificate of Incorporation or the By-laws of the Company or this Agreement, so long as Falcon and its Permitted Transferees continue to own at least fifty percent (50%) of the number of the Stockholder Shares Falcon owns on the date hereof (with such securities deemed to be continued to be so owned when exercised or converted into, or exchanged for, shares of Common Stock), the Company and the Stockholders agree not to cause or permit the Company or any Subsidiary thereof to take any of the actions set forth below without the affirmative vote or written consent of Stockholders holding at least a majority of the Falcon Securities held by Falcon and its Permitted Transferees in the aggregate:

(i) except to the extent permitted by the Falcon Purchase Agreement, entering into any transaction or amending in any material respect the terms of any existing transaction with any (i) director, officer (other than as to reasonable compensation arrangements), holder of 5% or more of any class of securities of the Company or any Affiliate thereof (other than a Subsidiary of the Company), (ii) individual related by blood or marriage (a “Related Person”) to such director, officer, or security holder, (iii) Affiliate (other than the Company or any Subsidiary thereof) of such director, officer, security holder or Related Person or (iv) Person (other than the Company or any Subsidiary thereof) in which such director, officer, security holder or Related Person has an interest of greater than 5% of the equity of such Person;

(ii) other than an Approved Sale, the sale (whether by merger or otherwise) of all or substantially all of the capital stock of the Company, or the sale (whether by merger or otherwise), lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, in any transaction or series of related transactions;

(iii) the dissolution and liquidation of the Company or any Significant Subsidiary;

(iv) the issuance or sale by the Company, during the period after the Closing Date, of any of its equity interests, including Common Stock Equivalents, to current or future directors, officers, consultants, employees and strategic partners of the Company and any of its Subsidiaries, in an aggregate amount outstanding (excluding any such equity interests issued or sold to such Persons by the Company on or prior to the Closing Date, or after the Closing Date pursuant to the exercise, conversion or exchange of such equity interests as are outstanding on the Closing Date) at any such time exceeding fifteen percent (15%) of all such then outstanding equity interests of the Company on a fully diluted basis; provided that such percentage shall be increased upon the repayment in full (including upon a Legal Defeasance (as defined in the Falcon Purchase Agreement)) of the Senior Secured Notes due 2011 of DDI to twenty percent (20%); and

(v) the making of any payments by Senbazuru Productions, a Subsidiary of the Company, to any Person (other than the Company or any Significant Subsidiary) for any reason, except in connection with the development, production and exploitation of the filmed entertainment project currently entitled, “A Thousand Cranes.”

(h) The provisions of this Sect-ion 2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering

3. Representations and Warranties. Each Stockholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, and (b) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any such proxy or become party to any such voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. The Company represents and warrants that the Capitalization Table of the Company attached hereto as Exhibit A correctly sets forth the ownership of the Common Stock and Common Stock Equivalents outstanding as of the date hereof.

4. Restrictions on Transfer by Stockholders/Other Rights.

(a) Tag-Along Rights. Subject to Sections 4(b), 4(c), 4(d), 4(e) and 4(g) and other than in connection with an Approved Sale in accordance with Section 5, at least 15 days prior to any contemplated Transfer (other than an Involuntary Transfer) by an Investor of Stockholder Shares held by such Investor, which Stockholder Shares, together with all Stockholder Shares previously transferred by such Investor, constitute in aggregate more than 10 percent (10%) of the Stockholder Shares held by such Investor on the date of this Agreement, such Investor shall deliver a written notice (the "Sale Notice") to the Company and the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and condi-tions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the transferring Stockholder within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected timely to participate in such Transfer, each of the transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares, of the same class of Stockholder Shares proposed to be transferred by the Investor, equal to the product of (i) the quotient determined by dividing the number of Stock-holder Shares owned by such Stockholder by the aggregate number of Stock-holder Shares owned by the transferring Stockholder and the Other Stockholders participating in such Transfer, and (ii) the aggregate number of Stockholder Shares to be sold in the proposed Transfer.

(b) First Offer Rights.

(i) Notice of Transfer. Subject to Sections 4(c), 4(d), 4(e) and 4(g) and other than a Transfer by an Other Stockholder pursuant to Section 4(a), and any Approved Sale in accordance with Section 5, at least 30 days prior to any voluntary Transfer of Stockholder Shares by any Stockholder, the Stockholder making such Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company and the Other Stockholders stating that the Transferring Stockholder intends to explore a potential Transfer of all or a specified portion of his or its Stockholder Shares (the “Offered Shares”), shall reference this right of first offer and shall state that no such Transfer shall be effected prior to the date that is 30 days following the date of the Transfer Notice.

(ii) First Option. The Company shall have the first right and option, exercisable within 20 days (the “First Option Period”) after the delivery of the Transfer Notice to make an offer (the “First Offer”) to the Transferring Stockholder to purchase all (but not less than all) of the Offered Shares, which First Offer shall be unconditional, shall provide for cash payment for the Offered Shares within 10 days of acceptance of the First Offer, and shall specify the purchase price to be paid for the Offered Shares. Any such First Offer shall be delivered to the Transferring Stockholder by the Company, with a copy provided to the Other Stockholders.

(iii) Second Option. If the Company has not elected to purchase all of the Offered Shares prior to the expiration of the first Offer Period, the Other Stockholders shall have the right and option, exercisable within 20 days after the expiration of the First Option Period (the “Second Option Period”), to make an offer (the “Second Offer”) to the Transferring Stockholder to purchase in aggregate all (but not less than all) of the Offered Shares (in such respective amounts as are equal to their respective pro-rata portions of the Common Stock Deemed Outstanding owned by all such Other Stockholders, with the pro-rata over-allotment right to purchase such amounts not purchased by any such Stockholder), which Second Offer shall be unconditional, shall provide for cash payment for the Offered Shares within 10 days of acceptance of the Second Offer, and shall specify the purchase price to be paid for the Offered Shares (and the maximum percentage of the Offered Shares that each Other Stockholder desiring to participate in the Second Offer is willing to purchase pursuant to said over-allotment right). Any such Second Offer shall be delivered to the Transferring Stockholder by each such Other Stockholder wishing to participate in the Second Offer, and a copy provided to all of the Other Stockholders. In the event that different purchase prices are proposed severally by the Other Stockholders wishing to participate in the Second Offer, the Second Offer purchase price shall be the lowest such proposed price.

(iv) Closing. The Transferring Stockholder shall have the absolute right to accept or reject the First Offer or Second Offer, as applicable, provided however that if either such offer is rejected, the Transferring Stockholder may only sell the Offered Shares to one or more third parties at a purchase price greater than the price set forth in the First Offer or Second Offer, as applicable, and to the extent such Offered Shares are not so transferred by the Transferring Stockholder within 90 days immediately following the date on which the Transfer Notice has been given to the Company and the Other Stockholders the Transferring Stockholder shall once again become subject to the provisions of this Section 4(b) with respect to any future Transfer of Stockholder Shares. If the Transferring Stockholder shall accept either the First Offer or the Second Offer, then the closing of the purchase and sale will occur on the thirtieth (30th) day following the date of expiration of the First Option Period or the Second Option Period, as applicable (or such earlier date as may be agreed upon among the parties). If either the Company or the Other Stockholders default in their obligation to purchase the Offered Shares, the Transferring Stockholder shall be free to transfer such shares without regard to any restriction on transfer thereof set forth in this Section 4. The failure of the Company or any Other Stockholder to advise the Transferring Stockholder of such Person’s decision to purchase shares within the applicable period described above shall be deemed to constitute a notification to the Transferring Stockholder of a decision not to exercise the first right and option described in this Section 4(b).

(c) First Offer Rights in Connection with Involuntary Transfers. Upon any Involuntary Transfer of Stockholder Shares, each Interested Party will comply with, and the Involuntary Transfer will be subject to, the following provisions, to the maximum extent permitted by applicable law:

(i) Notice of Involuntary Transfer. The Interested Party will deliver a written notice (the "Notice of Involuntary Transfer") to each Stockholder and the Company (and, in the case of a Marital Relationship Transfer, to the former owner of the Stockholder Shares that are the subject of the Involuntary Transfer if the former owner is not a current Stockholder) no later than thirty (30) days after such Involuntary Transfer. The Company agrees to promptly provide the Interested Party with a list of the names and addresses of each Stockholder and, if applicable, the former owner, for such purpose upon request. The Notice of Involuntary Transfer will include (i) a description of the circumstances resulting in the Involuntary Transfer, (ii) the name and address of each Interested Party and (iii) the type and number of Stockholder Shares subject to such Involuntary Transfer (the "Subject Securities"). Upon the failure of the Interested Party to deliver a Notice of Involuntary Transfer within thirty (30) days of an Involuntary Transfer, the Interested Party will be deemed to have provided such Notice of Involuntary Transfer to the Company and each Stockholder (and, if applicable, a former Stockholder in the case of a Marital Relationship Transfer) and the terms of Sections 4(c)(ii) through (v) will be applicable to any Involuntary Transfer.

(ii) First Option. In the case of a Marital Relationship Transfer, the Notice of Involuntary Transfer will constitute an irrevocable offer by the Interested Party to sell all (but not less than all) of the Subject Securities at Fair Market Value to the former owner from whom the Subject Securities were involuntarily transferred. The former owner may elect to accept such offer by delivering to the Interested Party (with a copy to the Company) written notice of his election to accept such offer, which election will be final and irrevocable, within thirty (30) days after his receipt of the Notice of Involuntary Transfer. If the former owner does not so elect to accept such offer within such thirty (30) day option period with respect to the Subject Securities, then the Company, on behalf of the former owner, will, immediately following the expiration of such thirty (30) day option period, inform the Interested Party in writing, with a copy to each Stockholder, that the former owner did not elect to purchase the Subject Securities, and the Company will then have the option pursuant to Section 4(c)(iii) to purchase all (but not less than all) of the Subject Securities.

(iii) Second Option. If Section 4(c)(ii) is inapplicable, or if applicable, the former owner does not elect to purchase all of the Subject Securities in accordance with Section 4(c)(ii), then the Notice of Involuntary Transfer will be deemed to constitute an irrevocable offer by the Interested Party to sell to the Company, at Fair Market Value, all (but not less than all) of the Subject Securities. The Company may elect to accept such offer by delivering to the Interested Party written notice of its election to accept such offer, which decision will be final and irrevocable, within ten (10) days after the expiration of the option period set forth in Section 4(c)(ii) above.

(iv) Third Option. If the Company does not elect to purchase the Subject Securities in accordance with Section 4(c)(iii), then the Notice of Involuntary Transfer will be deemed to constitute an irrevocable offer by the Interested Party to sell all (but not less than all) of the Subject Securities at Fair Market Value to the Stockholders in such respective amounts as are equal to their respective pro-rata portions of the Common Stock Deemed Outstanding owned by all such Stockholders, with the pro-rata over-allotment right to purchase such amounts not purchased by any such Stockholder. Each Stockholder may elect to accept such offer by delivering to the Interested Party (with a copy to the Company) written notice of his or its election to accept such offer (including therein the maximum percentage of the Subject Securities he or it is willing to purchase subject to such over-allotment right), which election will be final and irrevocable, within ten (10) days after the expiration of the ten (10) day option period set forth in Section 4(c)(iii) above.

(v) Closing. If any Person validly elects to purchase Subject Securities pursuant to this Section 4(c), then the closing of the purchase and sale will occur on the sixtieth (60th) day following the date on which such Person was required to elect to purchase such Subject Securities (or such earlier date as may be agreed upon among the parties).

(d) Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Involuntary Transfer to Company, or with respect to any other Transfer (other than an Involuntary Transfer) of Stockholder Shares by any Stockholder (i) in the case of an individual Stockholder, (A) to any Other Stockholder(s) other than Wyndcrest DD Investment Holdings, LLC (“Investment Holdings LLC”), or (B) only if approved in writing by a majority of the Board, to any member of such Stockholder's Family Group, (ii) in the case of Falcon or any of its Permitted Transferees, (A) to any Affiliate, managing director, principal, limited or general partner, member, manager, employee or retired partner of Falcon or such transferee, (B) to any Other Stockholder(s), (C) to any pledgee that is a commercial bank or other financial institution providing financing to Falcon or such transferee, which pledgee is taking a security interest in the Stockholder Shares in connection with such financing, provided, that the pledgor shall at all times retain the right to vote its Stockholder Shares, or (D) in connection with the transfer by Falcon of any of the Senior Secured Notes due 2011 of DDI as permitted by the terms of the Falcon Purchase Agreement, to any transferee of such Senior Secured Notes up to the corresponding proportionate amount of each class of Stockholder Shares then owned by Falcon, (iii) in the case of any Stockholder, of up to no more than 10% of the aggregate Stockholder Shares owned by such Stockholder on the date of this Agreement, to any Person(s) other than Investment Holdings LLC, and (iv) in the case of any Stockholder (other than Falcon and its Permitted Transferees) that is not a natural Person, (A) to any Affiliate, managing director, principal, limited or general partner, member, manager, employee, or retired partner of such Person (other than Investment Holdings LLC), or (B) to any Other Stockholder(s) (other than Investment Holdings LLC). The restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares after any such Transfer and the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in substantially the form attached hereto as Exhibit C (the “Joinder Agreement”). All transferees permitted under this Section 4(d) are collectively referred to in this Agreement as "Permitted Transferees."

(e) Restriction on Transfer of Warrants. Notwithstanding anything to the contrary in this Agreement, neither Falcon nor any of its Permitted Transferees, nor any other Stockholder, shall be permitted, prior to an Event of Default (as defined in the Falcon Purchase Agreement), to effect any voluntary Transfer of the Warrants owned by such Person, except (i) in an Approved Sale and (ii) in the case of Falcon and its Permitted Transferees, to the transferees, and on the respective terms and conditions, described in Section 4(d)(ii)(D) hereof.

(f) Prohibition on Certain Transfers of Interests in Investment Holdings LLC. Notwithstanding anything to the contrary in this Agreement, Investment Holdings LLC agrees that, without the prior written consent of Stockholders holding at least a majority of the Falcon Securities then held by Falcon and its Permitted Transferees in the aggregate, at any time that Wyndcrest Holdings, LLC ceases to be the sole manager of Investment Holdings LLC, it will not issue any membership interest to, and will not cause or permit any of its members to directly or indirectly transfer (except for bona fide family/estate or tax planning purposes of the transferring member) any of his or its membership interests in Investment Holdings LLC to, in each case, any Person other than Mr. John C. Textor, any members of Mr. John C. Textor’s Family Group, and/or any Person of which 100% of the voting and economic interests are owned by Mr. John C. Textor and/or one or more members of Mr. John C. Textor’s Family Group.

(g) Termination of Restrictions. The restrictions set forth in this Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such Stockholder Share in an Approved Sale in accordance with Section 5, or (ii) immediately prior to the consummation of a Qualified Public Offering.

5. Sale of the Company.

(a) Upon the approval of a Sale of the Company qualifying as an Approved Sale by the requisite majority of the Board and of the holders of the shares of Common Stock and Convertible Preferred Stock, each Stockholder will (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights arising in connection therewith, and (iii) if the Approved Sale is structured as a sale of stock, each Stockholder will agree to sell its Stockholder Shares on the terms and conditions of the Approved Sale. Each Stockholder will take all necessary and desirable actions as directed by the Board and the holders of a majority of the Common Stock and Convertible Preferred Stock, voting together as a single class, in connection with the consummation of any Approved Sale, including, without limitation, (A) executing the applicable purchase agreement, (B) granting identical indemnification rights (whether directly to the buyer of the Stockholder Shares or pursuant to the provisions of a contribution agreement) on a several and pro rata basis up to the net proceeds received by such Stockholder from such Approved Sale and (C) making only those representations and warranties relating to its ownership of the Stockholder Shares to be sold by him or it.

(b) If, in the context of an Approved Sale in which it is contemplated that the holders of the Company’s securities are to receive securities issued by any other Person, the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders (other than Falcon) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Company, such Stockholder will appoint another purchaser representative (reasonably acceptable to the Company), and such Stockholder will be responsible for the fees of the purchaser representative so appointed.

(c) This Section 5 shall automatically terminate upon the consummation of a Qualified Public Offering.

6. Preemptive Rights.

(a) The Company hereby grants to each Stockholder that is an “Accredited Investor” within the meaning of Regulation D under the Securities Act, subject to the terms and conditions specified in this Section 6, the right to purchase up to his or its pro rata share (as defined below) of all New Securities (as defined in Section 6(b) hereof) that the Company may, from time to time, propose to sell and issue. Each Stockholder’s “pro rata share,” for purposes of this preemptive right, is the ratio (i) the numerator of which is the number of Stockholder Shares held by such Stockholder on the date of the Company’s written notice pursuant to Section 6(c) hereof, and (ii) the denominator of which is the number of Stockholder Shares held by all Stockholders eligible to participate in the preemptive rights offer in accordance with the first sentence of this Section 6(a).

(b) “New Securities” means any Shares, whether or not now authorized; provided that the term “New Securities” does not include (i) Shares issued or sold to persons who are, or who are to become, employees, officers, directors, strategic partners (which may include individuals) and/or consultants of the Company or any of its Subsidiaries as bona fide compensation for services rendered or to be rendered; provided, that such sales or issuances are approved in good faith by the Board; (ii) securities issued to the seller as part of the financing of the acquisition of another company by the Company pursuant to a plan, agreement or other arrangement approved in good faith by the Board; (iii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any Shares treating each class or series of Shares equally; (iv) securities issued pursuant to a bona fide arms’ length transaction with debt financing sources, vendors or suppliers of the Company; provided, that such issuances are approved in good faith by the Board; (v) Shares issued upon the exercise of options, warrants or convertible securities if the underlying instrument is outstanding on the date of this Agreement or was thereafter issued on the terms described in clause (i) or otherwise in compliance with this Section 6, and (vi) Common Stock issued in a Qualified Public Offering.

(c) In the event the Company proposes to undertake an issuance of New Securities, it will give each Stockholder written notice (the “Preemptive Notice”) of its intention, describing the class of New Securities, and the price, amount and the general terms upon which the Company proposes to issue the same. Each eligible Stockholder will have twenty (20) days from the date of any such notice to agree to purchase up to his or its pro rata share of such New Securities in accordance with Section 6(a), for the price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d) In the event the Company delivers a Preemptive Notice, the Company will have ninety (90) days from the date of the first closing specified in such written notice to sell all such New Securities (including the New Securities, if any, to be purchased individually by any Stockholder pursuant to this Section 6) at a price and upon general terms no more favorable to the purchasers thereof than the price and terms specified in the Company's original notice to the Stockholders, and provided that such purchasers will agree in writing to be bound by the terms and conditions of this Agreement by executing the Joinder Agreement and any other documents reasonably required by the Company. In the event the Company has not sold all such New Securities within said ninety (90) day period, the Company will not thereafter issue or sell any New Securities without first offering such securities individually to the eligible Stockholders in the manner provided by this Section 6.

(e) In the event that a Stockholder that has the right under this Section 6 to purchase any New Securities declines to exercise his or its right in full to purchase the New Securities to be sold (each, a “Preemptive Declining Stockholder”), by failing to give the written notice to the Company referenced in Section 6(c) within the twenty (20) day period specified therein, before the New Securities not purchased by all Preemptive Declining Stockholders (the “Preemptive Unsubscribed Portion”) are offered to any other Person, the Company shall deliver to each Stockholder who is not a Preemptive Declining Stockholder a written notice (the “Second Preemptive Notice”) stating the number of such New Securities constituting the Preemptive Unsubscribed Portion. Each Stockholder who has timely elected to exercise in full his or its right to so purchase the New Securities (collectively, the “Preemptive Participating Stockholders”) shall have the right to purchase his or its pro rata share of the Preemptive Unsubscribed Portion (excluding, for this purpose, the Stockholder Shares held by the Preemptive Declining Stockholders) by providing written notice to the Company of such Preemptive Participating Stockholder's election to purchase his or its pro rata share of the Preemptive Unsubscribed Portion within ten (10) days of the date of delivery to him or it of the Second Preemptive Notice.

(f) This Section 6 shall automatically terminate upon consummation of a Qualified Public Offering.

7. Financial Reporting.

(a) The Company shall cause to be prepared and delivered to Falcon, for so long as Falcon continues to own at least fifty percent (50%) of the number of Stockholder Shares owned by it on the date hereof (with such securities deemed to be continued to be so owned when exercised or converted into, or exchanged for, shares of Common Stock issued to Falcon), the following financial statements:

(i) Within thirty (30) days after the end of each calendar month (A) a consolidated balance sheet as of the end of such month; and (B) the related consolidated statements of income and cash flows for such month, each prepared in accordance with GAAP, consistently applied (except as noted therein), with the exception that no notes need be attached to such statements, such statements may be condensed, and year-end audit adjustments may not have been made;

(ii) Within forty-five (45) days after the end of each calendar quarter ending on March 31, June 30 and September 30 of each fiscal year, (A) a consolidated balance sheet as of the end of such quarter; and (B) the related consolidated statements of income and cash flows for the quarter then ended, each prepared in accordance with GAAP, consistently applied (except as noted therein), with the exception that no notes need be attached to such statements, such statements may be condensed, and year-end audit adjustments may not have been made; and

(iii) Within one hundred twenty (120) days of the end of each fiscal year, (A) a consolidated balance sheet of the Company as of the end of such fiscal year, and (B) the related consolidated statements of income and cash flows for such fiscal year, prepared in accordance with GAAP, consistently applied (except as noted therein), as audited and accompanied by a report and opinion thereon by independent public accountants of national standing in the United States selected by the Board.

(b) This Section 7 shall automatically terminate upon the consummation of a Qualified Public Offering.

8. Legend. In addition to any legend required by any other document to which the parties hereto are signatory, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stock-holder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFI-CATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREE-MENT DATED AS OF JULY __, 2006 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCK-HOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on any certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

9. Transfer of Stockholder Shares.

(a) Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

(b) Stockholder Shares are transferable by any legally available means of Transfer; provided that any Transfer of Stockholder Shares must also comply with the terms of Section 4 and the other provisions of this Agreement.

(c) In connection with any proposed Transfer of any Stockholder Shares other than a sale thereof pursuant to an offering registered under the Securities Act, the holder thereof shall deliver written notice to the Company describing in reasonable detail the proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such proposed Transfer of Stockholder Shares may be effected without registration under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of such counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the legend set forth in Section 8 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not effect the Transfer thereof until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained herein, as required by Section 4(d) above.

(d) In the event of a proposed Transfer of any Stockholder Shares pursuant to Rule 144A (or any similar rule or rules then in effect) under the Securities Act, upon the request of the holder of Stockholder Shares proposing said Transfer, the Company shall promptly supply to such holder or its prospective transferees all information regarding the Company required to be delivered by the issuer in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) under the Securities Act.

(e) Upon the request of any holder of Stockholder Shares, the Company shall remove the legend set forth in Section 8 above from the certificates for such holder's Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

10. Registration Rights. The Stockholders shall have registration rights with respect to the Common Stock as set forth in the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement"), the terms and conditions of which are hereby fully incorporated into this Agreement by this reference. Each of the Stockholders agrees not to effect any public sale or distribution of any securities of the Company during the applicable periods specified in the Registration Rights Agreement, except as permitted thereby, and each such Stockholder agrees to be bound by the rights of priority to participate in offerings as set forth therein.

11. Corporate Opportunity. No Stockholder (other than Falcon and its Affiliates) shall, directly or indirectly, make any investment in any Corporate Opportunity unless all material facts regarding such Corporate Opportunity have been presented to the Board and the disinterested members of the Board shall, by duly adopted resolution, elect on behalf of the Company not to pursue such opportunity. For purposes of this Agreement, “Corporate Opportunity” shall mean any business similar in nature to the visual effects business then being conducted by the Company and its Subsidiaries; provided, however, that this provision shall not prohibit any Stockholder from any investment by such Stockholder in up to 4.9% of the voting securities of any entity a class of whose shares are registered under Section 12(b) or 12(g) of the Exchange Act and approved for quotation on the Nasdaq National Market or listed on a national securities exchange, so long as such Stockholder is not part of any control group of such entity. The Company and each of the Other Stockholders acknowledge that Falcon and its Affiliates and each of their respective partners, members, stockholders, directors, officers, controlling Persons, managers and employees have business interests and engage in business activities or commercial transactions in addition to those relating to the Company (including those which may compete with the Company). The Company and each of the other Stockholders agree (and, to the fullest extent permitted by applicable law, hereby waive and agree not to assert any claim to the contrary) that neither Falcon nor any such Affiliate, partner, member, stockholder, director, officer, controlling Person, manager or employee shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of such character that it could be undertaken by the Company, and that Falcon and each such Affiliate, partner, member, stockholder, director, officer, controlling Person, manager or employee shall have the right to undertake any such opportunity for itself, for its own account, or on behalf of another or to recommend any such opportunity to any other Person.

12. Spousal Consent. Each Stockholder that holds Stockholder Shares in his individual name and is a married natural Person will deliver to the other parties hereto, contemporaneously with such Stockholder's executed counterpart signature page hereto, a copy of the spousal consent that appears immediately following the signature page hereto, duly executed by such Stockholder's spouse. Each such spousal consent will be attached hereto and be a part hereof. Each married natural Person who acquires Stockholder Shares in his individual name and delivers the Joinder Agreement will deliver to the other parties hereto, contemporaneously with such Person's executed Joinder Agreement, an executed copy of the spousal consent that appears on the form of Joinder Agreement attached hereto, duly executed by such Person's spouse.

13. Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modifi-cation, amendment or waiver is approved in writing by the Company, the holders of a majority of the Falcon Securities and the holders of a majority of the Stockholder Shares owned by the Investors; provided, that any such modification, amendment or waiver which adversely affects any Stockholder and is prejudicial to such Stockholder relative to all of the Other Stockholders cannot be effected without the consent of such Stockholder. The failure of any party to enforce any of the provi-sions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party there-after to enforce each and every provision of this Agreement in accordance with its terms.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effec-tive and valid under applicable law, but if any provi-sion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been con-tained herein.

15. Entire Agreement. Except as otherwise expressly set forth herein, this document and the other Transaction Document embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subse-quent holders of Stock-holder Shares and the respec-tive successors and assigns of each of them, so long as they hold Stockholder Shares or have received Stockholder Shares in accordance with the terms hereof.

17. Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

18. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, and to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agree-ment and that the Company or any Stockholder may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunc-tive relief (without posting a bond or other security) in order to enforce or prevent any viola-tion of the provisions of this Agree-ment.

19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will only be deemed to have been given when delivered personally, the next business day after being sent via a nationally recognized overnight courier, or when sent via facsimile to the recipient (with mechanical confirmation of transmission) or via e-mail (which shall be deemed to have been given upon the confirmed receipt thereof by the recipient thereof). Such notices, demands and other communications will be sent to the addresses indicated below:

To the Company:

Wyndcrest DD Holdings, Inc.
150 U.S. Highway One, Suite 500
Jupiter, FL 33477
Attention: John C. Textor
Fax No.: (561) 277-6446
E-mail: jtextor@wyndcrest.com

with a copy to:

Digital Domain, Inc.
300 Rose Avenue
Venice, California 90291
Attention: General Counsel
Fax No.: (310) 314-2943

and with a copy to:

Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California 90403
Attention: D. Thomas Triggs
Fax No.: (310) 451-8303
E-mail: ttriggs@sullivantriggs.com

To Falcon:

Falcon Mezzanine Partners II, LP
21 Custom House Street, 10th Floor
Boston, MA 02110
Attention: William J. Kennedy Jr.
Fax No.: (617) 412-2799
E-mail: wkennedy@falconinvestments.com

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention: John Papachristos
Fax No.: (212) 269-5420
E-mail: jpapachristos@cahill.com

To any of the Investors:

[Name of Investor]
c/o Wyndcrest DD Holdings, Inc.
150 U.S. Highway One, Suite 500
Jupiter, FL 33477
Attention: John C. Textor
Fax No.: (561) 277-6446
E-mail: jtextor@wyndcrest.com

with a copy to:

Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California 90403
Attention: D. Thomas Triggs
Fax No.: (310) 451-8303
E-mail: ttriggs@sullivantriggs.com

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

20. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders, to the extent not permissibly addressed in this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of law of the State of Delaware or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of Delaware.

21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

22. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

23. Jurisdiction; Venue; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Superior Court of the State of Delaware sitting in Wilmington County, of the Chancery Court of the State of Delaware and of the United States District Court of the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment in any such action, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware or, to the extent permitted by law, in such federal, court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right any of the parties may otherwise have to bring any action or proceeding relating to this Agreement against any other parties or their properties in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 23(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to this Agreement, in the manner provided for notices (other than telecopy and email) in Section 19. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

24. Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by bench trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

*     *     *     *     *
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

WYNDCREST DD HOLDINGS, INC.

By: ________________________________
Its: ________________________________

FALCON MEZZANINE PARTNERS II, LP

By: Falcon Mezzanine Investments II, LLC,
its general partner

By: ________________________________
Its: _______________________________

WYNDCREST DD INVESTMENT
HOLDINGS, LLC

By: ________________________________
Its: ________________________________

___________________________________
MICHAEL BAY

___________________________________
DAN MARINO

___________________________________
CARL STORK

___________________________________
JONATHAN TEAFORD

___________________________________
JOHN C. TEXTOR

SPOUSAL CONSENT

I acknowledge that I have had the opportunity to seek and obtain independent legal counsel in connection with this consent, that I have read the foregoing Stockholders Agreement ("Stockholders Agreement") of Wyndcrest DD Holdings, Inc. (the "Company"), that I understand its provisions, that I consent thereto and that I agree to be bound by its terms. I am aware that by the terms of the Stockholders Agreement transfer of the Stockholder Shares held by my spouse is restricted. I hereby consent to such restrictions, approve of the provisions of the Stockholders Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Stockholders Agreement. I am also aware of, and hereby consent to, the rights granted to my spouse and the other parties to the Stockholders Agreement to purchase any Stockholder Shares that I may acquire by virtue of an Involuntary Transfer (as defined in the Stockholders Agreement), including without limitation any Stockholder Shares that may be awarded or distributed to me in any dissolution, divorce, legal separation or other similar proceeding.

Dated: ___________ __, 2006	____________________________________
(Signature)

____________________________________
(Printed Name)

EXHIBIT A

CAPITALIZATION TABLE

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

1. Definitions. As used herein, the following terms shall have the following meanings.

"Agreement" means the Stockholders Agreement to which this Registration Rights Agreement is an Exhibit.

"Company Registrable Securities" has the meaning set forth in Section 5(b).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Falcon Registrable Securities" means the shares of Common Stock owned by Falcon and its Permitted Transferees until (x) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (y) such securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) have been met, or such securities may be sold pursuant to Rule 144(k) or (z) such securities have been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing the legend set forth in Section 8 of the Agreement (or other legend of similar import) and such securities may be resold without subsequent registration under the Securities Act. For purposes of this Registration Rights Agreement, a Person will be deemed to be a holder of Falcon Registrable Securities whenever such Person has the right to acquire directly or indirectly such Falcon Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

"Other Registrable Securities" means any shares of Common Stock issued or issuable to or otherwise acquired by (i) the Investors and (ii) by investors in the previously completed private placement of shares of the Common Stock conducted by GunnAllen Financial, Inc. as the Company’s placement agent (the “GA Investors”) until (x) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (y) such securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) have been met, or such securities may be sold pursuant to Rule 144(k) or (z) such securities have been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing the legend set forth in Section 8 of the Agreement (or other legend of similar import) and such securities may be resold without subsequent registration under the Securities Act. For purposes of this Registration Rights Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, but in the case of Other Registrable Securities subject to vesting, only to the extent that such Person’s right to acquire such Other Registrable Securities has vested.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

"Registrable Securities" means, collectively, the Falcon Registrable Securities and the Other Registrable Securities.

"Registration Expenses" means all expenses incident to the Company’s performance of or compliance with this Registration Rights Agreement, including, without limitation: (i) all registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including fees and expenses of counsel in connection with blue sky qualifications of the securities registered), (iii) printing, messenger and delivery expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vi) fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of a single counsel for the Stockholders participating in the offering selected by the holders of a majority of the Registrable Securities offered, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") and (ix) fees and expenses of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities).

"Rule 144" means Rule 144 under the Securities Act (or any similar rule then in force).

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Stockholder" means each Person (other than the Company) who is a party to the Agreement, whether in connection with the execution and delivery thereof as of the date thereof or otherwise in accordance therewith, so long as such Person shall beneficially own any Registrable Securities or have the irrevocable right to acquire Registrable Securities.

Unless otherwise defined in this Registration Rights Agreement, all terms used in this Registration Rights Agreement shall have the meanings ascribed to them in the Agreement.

2. Demand Registrations.

(a) Request for Registration. Subject to Section 2(b) and 2(c) below, at any time and from time to time following the earlier of (i) the fourth (4th) anniversary of the date of this Agreement and (ii) the effective date of the first registration statement filed by the Company for the offering of its securities to the general public under the Securities Act, the holders of a majority of the Falcon Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-3 or any similar short-form registration ("Short-Form Registrations"), if available. Each request for a Long-Form Registration or Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request for a Long-Form Registration or Short-Form Registration, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to the provisions of this Registration Rights Agreement) in such registration, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice. The Company shall, once during the 12 month period commencing on the date on which a request for registration is made under this Section 2(a), have the right to delay filing the registration statement with respect thereto for a period of not more than 120 days; provided the Company shall have furnished to holders of the Falcon Registrable Securities requesting such registration statement a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such filing or effectiveness (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations".

(b) Long-Form Registrations. The holders of a majority of the Falcon Registrable Securities will be entitled to request one (1) Long-Form Registration, in which the Company will pay all Registration Expenses. A registration will not count as the permitted Long-Form Registration until it has become effective and unless the holders of Falcon Registrable Securities are able to register and sell at least 90% of the Falcon Registrable Securities requested to be included in such registration.

(c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 2(b), the holders of a majority of the Falcon Registrable Securities will be entitled to request up to a maximum of three (3) Short-Form Registrations, in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its commercially reasonable efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d) Priority on Demand Registrations. The Company will not include in any Long-Form Registration or Short-Form Registration any securities (other than Company Registrable Securities) which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Falcon Registrable Securities included in such registration. If a Long-Form Registration or a Short-Form Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their good faith opinion the inclusion of any Other Registrable Securities in the offering would adversely affect the marketability of the offering, then such Other Registrable Securities shall not be permitted to be included. Additionally, if in connection with such an offering, the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Falcon Registrable Securities requested to be included in such registration, (ii) second (x) if no Company Registrable Securities are requested to be included in such registration, the Other Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Other Registrable Securities based on the number of shares of Other Registrable Securities owned by each such holder, and (y) if Company Registrable Securities are requested to be included in such registration, the number of Other Registrable Securities and Company Registrable Securities requested to be included in such registration pro rata, if necessary, among Company Registrable Securities and the holders of Other Registrable Securities based on the number of shares of Other Registrable Securities and Company Registrable Securities requested to be included therein, and (iii) third, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of shares of such other securities owned by each holder thereof. Any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses incurred in connection therewith.

(e) Selection of Underwriters. The Company shall have the exclusive right to select the underwriter(s) and manager(s) for any Demand Registration that is an underwritten offering; provided, that the Company shall use its commercially reasonable efforts to engage a qualified underwriter. The Company’s selection must be approved by the holders of a majority of the Falcon Registrable Securities included in any Demand Registration, such approval not to be unreasonably withheld, conditioned or delayed. The Company in exercising such right in good faith shall be under no obligation to select any Person that is not a broker-dealer with nationally recognized standing as a securities underwriter, and the holders of the Falcon Registrable Securities hereby expressly acknowledge that no such Person may be willing to act as an underwriter or manager for any such Demand Registration or, if willing, may not be willing to do so on reasonable and/or standard terms and conditions applicable to such underwritings generally.

(f) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration.

(g) Other Registration Rights. Except as provided in this Registration Rights Agreement and except as granted to the GA Investors in connection with their acquisition of the Other Registrable Securities owned by them, the Company will not grant to any Person rights to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Falcon Registrable Securities, unless such rights granted are not more favorable to the grantee than those granted to Falcon herein.

3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to a Demand Registration, and other than pursuant to a registration statement on Form S-8 or S-4 or any similar form or in connection with a registration the primary purpose of which is to register debt securities) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice; provided that (y) if such registration involves an underwritten public offering, all holders of Registrable Securities must sell their Registrable Securities included therein to the underwriters on the same terms and conditions as applicable to the Company and the other holders of Registrable Securities included therein and (z) if, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall give written notice thereof to all such holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. Notwithstanding the foregoing, in connection only with the initial registered public offering of the Company's securities, which offering is a primary offering, no Registrable Securities shall be included in such registration without the prior written consent of the holders of a majority of the Falcon Registrable Securities.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

(c) Priority on Underwritten Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their good faith opinion the inclusion of any Registrable Securities in such offering would adversely affect the marketability of the offering, then such Registrable Securities shall not be permitted to be included; and provided further, that if in connection with such offering, the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, at the Company’s discretion, other securities, if any, requested to be included in such registration.

(d) Priority on Underwritten Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (pursuant to registration rights the grant of which was consented to by Falcon if required by Section 2(g) hereof), and the managing underwriters advise the Company in writing that in their good faith opinion the inclusion of any Registrable Securities in the offering would adversely affect the marketability of the offering, then such Registrable Securities shall not be permitted to be included. Additionally, if in connection with such an offering, the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, at the Company’s discretion, other securities requested to be included in such registration not covered by clause (i) above.

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

4. Holdback Agreements.

(a) Each holder of Registrable Securities hereby agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and during the 180-day period (in the case of the Company’s initial public offering) or the 90-day period (in the case of any other underwritten public offering by the Company) beginning on the effective date of any Demand Registration or Piggyback Registration that is an underwritten offering in which Registrable Securities are included (except as part of such underwritten registration); provided that each executive officer, director and Stockholder whose securities are included therein and each other holder of at least 5% (on a fully diluted basis) of Common Stock, or any securities convertible or exercisable into or exchangeable for Common Stock, agree to similar restrictions. If the underwriters managing the registered public offering waive any such restriction for the benefit of any Stockholder, they will also grant an equivalent waiver to each other Stockholder, whether or not participating in such offering.

(b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each executive officer, director and holder of Registrable Securities included therein and each other holder of at least 5% (on a fully diluted basis) of Common Stock, or any securities convertible or exercisable into or exchangeable for Common Stock, purchased from the Company at any time after the date of the Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 2 or 3 hereof, the Company will, subject to the provisions hereof, use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement and, in the case of a Demand Registration, counsel selected by the holders of a majority of the Falcon Registrable Securities included therein, copies of all such documents proposed to be filed);

(b) if requested by the holders of a majority of the Falcon Registrable Securities in connection with the first Demand Registration requested hereunder, use its reasonable best efforts to cause to be included in such registration statement newly issued shares of the Company's Common Stock having an aggregate value (based on the midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of up to $25 million ("Company Registrable Securities"), to be offered in a primary offering of the Company's securities contemporaneously with such offering of Registrable Securities;

(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in the context in which they were made, not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the context in which they were made, not misleading;

(g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed, to the extent eligible therefor, on the Nasdaq National Market System ("Nasdaq Market") and, if listed on the Nasdaq Market, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement, to the extent eligible therefor, as a Nasdaq "National Market System Security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure Nasdaq Market authorization for such Registrable Securities, to the extent eligible therefor, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc.;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) enter into such customary agreements (including, in the case of underwritten offerings, underwriting agreements in customary form with the managing underwriter(s) selected by the Company) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(n) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(o) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request.

If any such registration statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

6. Registration Expenses. Except as otherwise expressly set forth herein, all Registration Expenses incident to the Company’s performance or compliance with this Registration Rights Agreement shall be borne by the Company.

7. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the context in which they were made, not misleading, and shall reimburse such holder, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, director, officer or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after the Company has timely furnished such holder with a sufficient number of copies of the same (a “Delivery Failure”). In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the context in which they were made, not misleading, but only to the extent that such untrue statement or omission relates to such holder and is contained in any information or affidavit so furnished in writing by such holder, or from such holder’s Delivery Failure; provided, that the obligation of each such holder to indemnify will be several and not joint and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure to notify the indemnifying party shall not relieve it from any liability to the indemnified party hereunder except to the extent the indemnifying party is actually prejudiced thereby, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided hereunder will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

9. Rule 144 Reporting. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon its request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

10. No Third Party Beneficiaries. No Person, other than signatories to the Agreement and the Permitted Transferees thereof, shall have any rights under this Registration Rights Agreement.

EXHIBIT C

JOINDER TO
STOCKHOLDERS AGREEMENT

THIS JOINDER to the Stockholders Agreement, dated as of July [__],_2006 by and among Wyndcrest DD Holdings, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of _____________ (the “Joinder Date”) by and between the Company and ______________ ("Holder"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain shares of Common Stock, and the Agreement requires Holder, as a holder of Common Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, he, she or it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. In addition, Holder hereby agrees that all Common Stock held by Holder, whether on or after the date hereof (“Holder Common Stock”), shall be deemed Stockholder Shares for all purposes of the Agreement.

2. Successors and Assigns. Except as otherwise provided herein or in the Agreement, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Common Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Common Stock.

3. Counterparts. This Joinder may be executed in separate counterparts (including by means of telecopied signature pages) all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of Section 19 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Facsimile Number]
[Email address]

5. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience of reference only and do not constitute a part of this Joinder.

* * * * *

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the Joinder Date.

WYNDCREST DD HOLDINGS, INC.

By:  _________________________________
Name:
Title:

[HOLDER]

By:  _________________________________

SPOUSAL CONSENT

I acknowledge that I have had the opportunity to seek and obtain independent legal counsel in connection with this consent, that I have read the Agreement and foregoing Joinder Agreement, that I understand the provisions hereof and thereof, that I consent hereto and thereto and that I agree to be bound by the terms hereof and thereof. I am aware that by the terms of the Agreement transfer by my spouse of his or her Stockholder Shares is restricted. I hereby consent to such restrictions, approve of the provisions of the Agreement and the Joinder Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such Stockholder Shares will hold such Stockholder Shares subject to the provisions of the Agreement. I am also aware of, and hereby consent to, the rights granted to my spouse and the other parties to the Agreement to purchase any Stockholder Shares that I may acquire by virtue of an Involuntary Transfer, including without limitation any shares that may be awarded or distributed to me in any dissolution, divorce, legal separation or other similar proceeding.

Dated: ___________ __, 200[_]	____________________________________
(Signature)

____________________________________